As filed with the Securities and Exchange Commission on January 30, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adecoagro S.A.

(Translation of registrant’s name into English)

Grand Duchy of Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Adecoagro S.A.

Société anonyme

13-15 Avenue de la Liberté

L-1931 Luxembourg

R.C.S. Luxembourg B 153 681

+352 2689-8213

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, NY 10036

(800) 927-9801

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Marcelo A. Mottesi, Esq.

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

(212) 530-5000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-185871

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(l)	Proposed maximum aggregate offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common shares, par value $1.50 per share	2,985,000	$8.00	$23,880,000	$3,258

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-3 (File No. 333-185871), as amended, is hereby registered.
(2)	The registration fee has been calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with the U.S. Securities and Exchange Commission, or the Commission, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV to Form F-3.

This registration statement relates to the shelf registration statement on Form F-3 (Registration No. 333-185871) of Adecoagro S.A., or the Company, filed with the Commission on January 3, 2013, as amended, and declared effective by the Commission on January 24, 2013, or the Prior Registration Statement, and is being filed for the purpose of increasing the number of shares of common stock registered under the Prior Registration Statement by 2,985,000. The information set forth in the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, is incorporated by reference herein.

The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on January 30, 2013.

ADECOAGRO S.A.

By:	/s/ Mariano Bosch
Mariano Bosch Chief Executive Officer, Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Date

/s/ Mariano Bosch Mariano Bosch	Chief Executive Officer, Director	January 30, 2013

* Carlos A. Boero Hughes	Chief Financial Officer, Chief Accounting Officer	January 30, 2013

* Abbas Farouq Zuaiter	Chairman of the Board of Directors	January 30, 2013

* Alan Leland Boyce	Director	January 30, 2013

* Guillaume van der Linden	Director	January 30, 2013

* Paulo Albert Weyland Vieira	Director	January 30, 2013

* Plínio Musetti	Director	January 30, 2013

* Mark Schachter	Director	January 30, 2013

* Julio Moura Neto	Director	January 30, 2013

* Andrés Velasco Brañes	Director	January 30, 2013

*By:	/s/ Mariano Bosch
Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Adecoagro S.A., has signed this registration statement in Newark, Delaware, on January 30, 2013.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

Exhibit Index

5.1	Opinion of Elvinger, Hoss & Prussen.

23.1	Consent of Elvinger, Hoss & Prussen (included in Exhibit 5.1).

23.2	Consent of PriceWaterhouse & Co. S.R.L.

23.3	Consent of Cushman & Wakefield.

24.1	Power of Attorney (included on signature page to the Prior Registration Statement).